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[ZOLTEK logo]

FOR IMMEDIATE RELEASE
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                       ZOLTEK ANNOUNCES NEW WIND ENERGY
                       --------------------------------
                             DEVELOPMENT ALLIANCE
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         ST. LOUIS, MISSOURI -- SEPTEMBER 9, 2009 -- Zoltek Companies, Inc.
(Nasdaq: ZOLT) today announced that it has entered into a technology and marketing agreement with Global Blade Technology (GBT), of Utrecht, the Netherlands. Zoltek and GBT are joining forces to accelerate the design and manufacture of advanced wind turbine blades utilizing Zoltek carbon fibers. GBT offers design, engineering, prototype development, testing and manufacturing assistance for new and existing wind turbine and independent turbine blade manufacturers. We expect the combination of GBT's expertise as the first fully integrated rotor blade designer, and Zoltek's ability to offer reliable low-cost carbon fiber supplies in high volumes, will accelerate adoption of carbon fibers as wind turbine blade lengths continue to increase.

          "We are pleased to announce this alliance with GBT, which we believe can have strategic value to Zoltek by playing a key role in facilitating and speeding up the whole process of design and development at the leading edge of the wind turbine business," said Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer. "GBT's founders are highly regarded in the industry for their expertise in the design and production of advanced wind turbine blades. GBT will be serving original equipment manufacturers in a variety of ways - from design and engineering through various stages of manufacture, including supply of molds and production of prototype blades. We are gratified that GBT has recognized Zoltek's commercial carbon fibers as the key enabling material in designing and building the most efficient and powerful wind turbines. We look forward to working cooperatively with them to develop customer relationships in this growing global market that will benefit both of our organizations."

         Under the agreement, GBT has agreed to actively promote Zoltek carbon fibers in the development of blade designs when the performance parameters require the superior properties of carbon fibers. Zoltek has agreed to offer its low-cost assured supply of high-performance carbon fibers to GBT's clients who seek design assistance or other technical support in the development and production of the super-long blades used in the most advanced and powerful wind turbines. "We recognized Zoltek's leadership and proven success in the application of carbon fibers in the wind energy market," said Jan Willem van der Werff, GBT's President. He added, "GBT believes Zoltek has the best value proposition for users of carbon fibers in wind turbine blades. We are pleased to establish this relationship with Zoltek and expect it will improve our abilities to support our customers' needs."

                       FOR FURTHER INFORMATION CONTACT:

                         ZSOLT RUMY, CHAIRMAN AND CEO
                              3101 MCKELVEY ROAD
                              ST. LOUIS, MO 63044
                                (314) 291-5110



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[ZOLTEK logo]
Zoltek Announces New Wind Energy Development Alliance
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September 9, 2009

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This press release contains certain statements that constitute
"forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "believe," "goal," "plan," "intend," "estimate," and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of mass market applications for carbon fibers; (3) our current and expected future revenue; and (4) our ability to complete financing arrangements that are adequate to fund current operations and our long-term strategy.

This press release also contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) successfully implement and coordinate the new alliance with GBT; (2) successfully adapt to recessionary conditions in the global economy;
(3) penetrate existing, identified and emerging markets, including entering into new supply agreements with large volume customers; (4) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis to meet current order levels of carbon fibers; (5) successfully add new planned capacity for the production of carbon fiber and precursor raw materials and meet our obligations under long-term supply agreements; (6) maintain profitable operations; (7) increase our borrowing at acceptable costs; (8) manage changes in customers' forecasted requirements for our products; (9) continue investing in application and market development in a range of industries; (10) manufacture low-cost carbon fibers and profitably market them despite increases in raw material and energy costs; (11) successfully operate our Mexican facility to produce acrylic fiber precursor and add carbon fiber production lines; (12) resolve the pending non-public, fact-finding investigation being conducted by the Securities and Exchange Commission; (13) successfully continue operations at our Hungarian facility if natural gas supply disruptions occur; (14) successfully prosecute patent litigation; and (15) manage the risks identified under "Risk Factors" in our filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.